EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

          COMPANY NAME                            STATE OF INCORPORATION
          ------------                            ----------------------
Broadmoor Park-Factory Outlet, Inc.                    Washington
Consumers Group Holding Co., Inc.                      Washington
Consumers Insurance Company                            Washington
Lawai Beach Realty, Inc.                               Washington
Metropolitan Financial Services, Inc.                  Washington
Metropolitan Mortgage & Securities Company of
  Alaska, Inc.                                         Alaska
Metwest Mortgage Services, Inc.                        Washington
M.M.S.C.I.                                             Washington
National Systems, Inc.                                 Washington
Southshore Corporation                                 Hawaii
Tall Spruce, Inc.                                      Alaska
Western United Life Assurance Company                  Washington
Western United Holding Company                         Washington